Exhibit 99.1

Leading Independent Proxy Advisory Firm Glass Lewis & Co. Recommends CytRx
Corp. Stockholders Vote "FOR" the Proposed Reverse Stock Split

LOS ANGELES, Sept.  21, 2017 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that Glass Lewis & Co. has recommended that CytRx stockholders vote "FOR" the proposed reverse stock split at the upcoming special meeting of stockholders scheduled for October 17, 2017 at 10:00 a.m. PT.
Glass Lewis is widely recognized as one of the leading independent proxy voting and corporate governance advisory firms, and its recommendations are relied upon by thousands of major institutional investment firms, mutual funds and other fiduciaries throughout the United States.
In its report dated September 20, 2017, Glass Lewis stated, "We agree with the board that it is in the best interest of the Company to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the per share price of the Company's common stock....  A higher stock price may help to increase investor interest, attract and retain employees."1

In response to the favorable recommendation, Dr. Louis Ignarro, Nobel Laureate and Lead Director of CytRx said, "We are pleased that Glass Lewis, a highly regarded, independent, leading proxy advisory firm understands the importance of maintaining a NASDAQ Global Market listing and increasing our common stock price to a level that allows us to attract a broader and more diverse shareholder base."
CytRx stockholders are urged to vote as Glass Lewis recommends by voting "FOR" the proposed reverse stock split.  Stockholders with questions may call Saratoga Proxy Consulting LLC at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.
1Permission to use quotation was neither sought nor obtained.

How to Vote
If you are a stockholder of record at the close of business on August 28, 2017, you can vote your shares in one of two ways: either by proxy or in person at the special meeting. If you chose to submit a proxy, you may do so by telephone, via the internet or by mail. If you hold shares of CytRx common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. CytRx highly recommends stockholders vote electronically or by phone without delay. Please have your proxy card with you while voting.
You may transmit your proxy voting instructions via the Internet by accessing www.proxyvote.com and following the instructions. You may also transmit your proxy voting instructions by calling the telephone number specified on the proxy card. If you chose to vote via the Internet or phone, you do not have to return the proxy card.
For stockholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact CytRx's proxy solicitation firm, Saratoga Proxy Consulting, either by telephone: (888) 368-0379 or (212) 257-1311 or by email: info@saratogaproxy.com.
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS FILED WITH THE SEC, AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED REVERSE STOCK SPLIT. The definitive proxy statement was mailed to stockholders of record as of August 28, 2017. The amended definitive proxy statement will be mailed to shareholders on or about September 13, 2017. Stockholders may obtain free copies of the Company's definitive proxy statement, any amendments to the proxy statement and its other SEC filings electronically by accessing the SEC's home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to CytRx Corporation, Attn: Corporate Secretary, 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049.

Participation in Solicitation
This press release may constitute soliciting material under SEC Rule 14a-12, and CytRx and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of CytRx common stock in respect of the proposed reverse stock split.  Investors may obtain additional information regarding the interest of those participants by reading the Company's definitive proxy statement, any amendments to the definitive proxy statement and other relevant proxy materials, and the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the NASDAQ rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com